CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-84092, 333-14385, 333-35687, 333-38609,
333-45421, 333-52159 and 333-61115.

                                                      ARTHUR ANDERSEN LLP

Melville, New York
March 30, 1999